                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 1996
                                ----------------

To The Stockholders of One Liberty Properties, Inc.:

    The  Annual  Meeting  of Stockholders  of  One Liberty  Properties,  Inc., a
Maryland corporation (the "Company" or "One Liberty"), will be held at the Company's offices at 60 Cutter Mill Road, Great Neck, New York, on Friday, June 7, 1996 at 11:30 a.m., local time, for the following purposes:

    1. To elect two Class 2 Directors to the Board of Directors of the Company, to hold office for a term expiring in 1999.

    2. To appoint Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1996.

    3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

    Only holders of record at the close of business on April 15, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

    To assure that your vote will be counted, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                                          By Order of the Board of Directors

                                          Mark H. Lundy, Secretary

Dated: April 29, 1996

             YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE
                  ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU
                      INTEND TO BE PRESENT AT THE MEETING.

                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021

                                ----------------

                                PROXY STATEMENT

                                ----------------

                               VOTING AND PROXIES

GENERAL

    The Proxy Statement is being furnished to the stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), in connection with the solicitation of proxies by the Board of Directors of One Liberty for use at the Annual Meeting of Stockholders (the "Meeting") to be held at its offices, 60 Cutter Mill Road, Great Neck, New York, on Friday, June 7, 1996 at 11:30 a.m., local time. This Proxy Statement and the related form of proxy are first being mailed to stockholders of One Liberty on or about April 29, 1996. The mailing address of One Liberty's principal executive office is 60 Cutter Mill Road, Great Neck, New York 11021, telephone number (516) 466-3100.

RECORD DATE; VOTING RIGHTS

    The Board of Directors has fixed the close of business on April 15, 1996 ("Record Date") as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of One Liberty at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

    As of the close of business on the Record Date, there were outstanding 1,438,619 shares of Common Stock, par value $1.00 per share ("Common Stock"), and 808,776 shares of $16.50 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share on all matters to be presented at the Meeting and each share of Preferred Stock is entitled to one-half vote per share on all matters to be presented at the Meeting. Subject to such limitations as are prescribed by law, the Common Stock and the Preferred Stock vote together as a single class on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

    At the Record Date, Gould Investors L.P., a limited partnership organized under the laws of Delaware ("Gould"), owned 715,227 shares of Common Stock, constituting approximately 49.7% of the Company's outstanding shares of Common Stock and approximately 38.8% of the total voting power of the Company. Gould has sole voting and dispositive power as to all such shares. Gould's principal executive offices are located at 60 Cutter Mill Road, Great Neck, New York 11021. On the Record Date, Fredric H. Gould, Chairman of the Board, owned 85,586 shares of Common Stock and 4,000 shares of Preferred Stock and had sole voting and dispositive power as to all such shares. In addition, he had shared voting and dispositive power as to 45,654 shares of Common Stock (excluding the shares owned by Gould). Accordingly, Mr. Gould, on the Record Date, had sole or shared voting power with respect to 131,240 shares of Common Stock and 4,000 shares of Preferred Stock, or 7.2% of the total voting power of the Company (excluding the shares owned by Gould). To the best of the Company's knowledge, as of the Record Date, no other person owned more than 5% of the voting power of the Company.

VOTE REQUIRED

    The affirmative vote of a majority of the voting power of the Company present at the meeting, whether attending in person or by properly executed proxy, and constituting a quorum, is required to elect two Class 2 Directors to the Company's Board of Directors and to appoint Ernst & Young LLP, successor to Kenneth Leventhal & Company, as the Company's independent certified public accountants for the year ending December 31, 1996. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes as to a particular proposal will not be deemed a part of the voting power present with respect to such proposal, will not count as votes for or against such proposal and will not be included in calculating the number of votes necessary for approval of such proposal. Gould and Fredric H. Gould have advised that they will vote all shares owned by them in favor of the election of the nominees to the Board of Directors and will vote in favor of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1996.

PROXIES; REVOCATION

    All shares of Common Stock and Preferred Stock that are represented at the Meeting by properly executed proxies received before or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominees to the Company's Board of Directors named herein and FOR the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1996.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the voting of such proxy at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the attention of the Secretary, One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York 11021 or may be delivered at the Meeting.

    The Board of Directors of the Company does not know of any matters which are to come before the Meeting other than as set forth herein. However, if any other matters are properly presented at the Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation, as amended to date, provides for three classes of directors, each class to serve for a term of three years, and each to consist of approximately one-third of the total number of directors. The number of directors on the Company's Board of Directors is currently fixed at five. At the 1996 Annual Meeting, two directors will be elected to hold office for a term of three years or until his successor is elected and shall qualify.

    The Company's Board of Directors has nominated Marshall Rose and Charles L. Biederman as Class 2 Directors to hold office until the 1999 Annual Meeting of Stockholders. The Company's Board of Directors knows of no reason why the nominees for election as directors will not be available for election or, if elected, will be unable to serve as a director. If either nominee should be unavailable for election, the Board of Directors may substitute another nominee and the discretionary authority provided in the proxy will be exercised to vote for such other person in the place of the nominee.

    The following table sets forth certain information, as of April 15, 1996, as to the nominees for director and directors currently holding office.

                                                                       SHARES OF                     PERCENT OF
                         PRINCIPAL OCCUPATION FOR THE PAST      COMMON/PREFERRED STOCK    PERCENT      VOTING
    NAME AND AGE         FIVE YEARS AND OTHER DIRECTORSHIPS       BENEFICIALLY OWNED     OF CLASS     POWER(1)
- --------------------  ----------------------------------------  -----------------------  ---------  ------------
CLASS 1 -- DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING

Fredric H. Gould      Chairman of the Board of the Company      855,467 Shares of          58.1%
 60 Years              since June 1989; General Partner of       Common Stock (2)(3)(4)
                       Gould and President and director of       4,000 Shares of                           45.8%
                       Georgetown Partners, Inc., the managing   Preferred Stock(3)(4)       *
                       general partner of
                       Gould; Chairman of the Board and Chief
                       Executive Officer of BRT Realty Trust
                       and President and director of REIT
                       Management Corp., advisor to BRT Realty
                       Trust; Director of BFS Bankorp, Inc.;
                       Director of Sunstone Hotel Investors,
                       Inc.
Arthur Hurand         Director of the Company since June 1989;  10,916 Shares of             *      *
 79 Years              Private Investor; General Partner of      Common Stock
                       Motor Inn Limited Partnership; Trustee
                       of BRT Realty Trust.

                                                                       SHARES OF                     PERCENT OF
                         PRINCIPAL OCCUPATION FOR THE PAST      COMMON/PREFERRED STOCK    PERCENT      VOTING
    NAME AND AGE         FIVE YEARS AND OTHER DIRECTORSHIPS       BENEFICIALLY OWNED     OF CLASS     POWER(1)
- --------------------  ----------------------------------------  -----------------------  ---------  ------------
CLASS 2 -- NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 1999
Marshall Rose         Vice Chairman of the Board of the         771,377 Shares of            52.3%         41.1%
 59 Years              Company since June 1989; General          Common Stock (2)(5)
                       Partner of Gould and Chairman of the
                       Board of Georgetown Partners, Inc.;
                       Trustee of BRT Realty Trust and
                       Chairman of the Board of the advisor to
                       BRT Realty Trust; President of
                       Georgetown Equities, Inc.; Director of
                       Estee Lauder Companies, Inc.
Charles L.            Director of the Company since June 1989;  5,000 Shares of              *           *
 Biederman             Real estate developer; Vice President     Common Stock
 62 Years              of Colorado Hotel Management, Inc.;
                       President of Woodstone Homes, Inc;
                       Executive Vice President of Sunstone
                       Hotel Investors, Inc., hotel owner.
CLASS 3 -- DIRECTOR SERVING UNTIL 1998 ANNUAL MEETING
Joseph A. Amato       Director of the Company since June 1989;  5,219 Shares of              *           *
 59 Years              Building and land developer; President    Common Stock(6)
                       of Kent Management Corp.; Managing
                       Partner of Harriman Business Park.
All Officers and Directors as a group (15 persons)              1,050,772 Shares of          71.3%
                                                                 Common Stock(7)                           56.7%
                                                                 28,350 Shares of
                                                                 Preferred Stock(7)          3.50%

- ------------------------
 *   Less than 1%
(1) Each share of Common Stock is entitled to one vote per share and each share of Preferred Stock is entitled to one-half vote per share.
(2) Fredric H. Gould and Marshall Rose are general partners of Gould and executive officers of Georgetown Partners, Inc., the managing general partner of Gould. Gould owns of record and beneficially 715,227 shares of Common Stock.
(3) With respect to the Common Stock, includes 715,227 shares of Common Stock owned by Gould, 5,580 shares of Common Stock owned by entities in which Mr. Gould is an officer and shareholder, 9,175 shares of Common Stock owned by a partnership in which Mr. Gould is a partner, 30,899 shares of Common Stock held by trusts in which Mr. Gould is a trustee, and 9,000 shares of Common Stock underlying incentive stock options.
(4) Does not include 20,724 shares of Common Stock and 6,300 shares of Preferred Stock owned by Mr. Gould's wife, as to which shares Mr. Gould disclaims any beneficial interest.

(5)  Includes  715,227 shares  of Common Stock  owned by Gould,  5,580 shares of
     Common Stock owned by entities in which Mr. Rose is an officer and shareholder, 21,928 shares of Common Stock owned by partnerships in which Mr. Rose is a partner and 16,720 shares of Common Stock held by a profit sharing trust in which Mr. Rose is a trustee.
(6)  Includes 5,000 shares underlying stock options granted to Mr. Amato.
(7) Includes 35,000 shares underlying stock options granted to the officers and directors of the Company. The total is qualified by notes (1) through (6) above.

    Matthew J. Gould, the President of the Company and Jeffrey A. Gould, a Vice President of the Company are brothers, and the sons of Fredric H. Gould, the Company's Chairman of the Board.

    The Board of Directors recommends a vote "For" the election of the nominees as directors. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxies.

DIRECTORS' MEETINGS; COMMITTEES OF THE BOARD

    The Company's Board of Directors schedules quarterly meetings. In addition, special meetings may be called from time to time and, when appropriate, directors take action by unanimous consent. In 1995 the Board of Directors held three meetings and transacted business on five occasions by unanimous consent. Each director of the Company attended all of the meetings of the Board of Directors of the Company during 1995 except for Mr. Amato who was not in attendance at two of the meetings. Each independent director was paid an annual retainer of $10,000 for services as a director in 1995.

    Messrs. Arthur Hurand, Charles Biederman and Joseph Amato constitute the Company's audit and compensation committee. The audit and compensation committee reviews the Company's annual financial statements, the adequacy of accounting and financial controls, the Company's real estate investment trust status and the selection and services of the Company's independent certified public accountants. It also is responsible for setting and administering the policies which govern compensation for executive officers and for administering all aspects of the Company's Stock Option Plan. The committee acted only as an audit committee in 1995; it began to function in both capacities (as an audit and compensation committee) in 1996. The committee held one meeting in 1995. The Company does not have a nominating committee or any committee performing similar functions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Company's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares and files the requisite forms on behalf of its executive officers and directors. Based on a review of information supplied to the Company by the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in 1995.

                             EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    Commencing January 1, 1995 the Company became a self managed real estate investment trust. Prior to January 1, 1995 the officers of the Company did not receive any monetary compensation for their services as officers. The Directors of the Company did not appoint a Compensation Committee or other committee performing equivalent functions until 1996. In 1995 the Board of Directors made all compensation determinations.

    The Compensation Committee, which is acting with respect to compensation matters effective January 1, 1996, is composed of three independent non-employee directors. The Committee will be responsible for advising management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, and will also be responsible for administration of the Company's stock option plans.

    In 1995 the only officer who was compensated by the Company was Matthew Gould, President and Chief Executive Officer ("CEO"). Other officers of the Company were on the payroll of Gould Investors L.P. or other affiliated entities and pursuant to a shared services arrangement between the Company, Gould and other affiliated entities, payroll expenses were allocated to the Company, based on the time devoted by the executive to the affairs of the Company in comparison to the time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the Company did not exceed $100,000 in the aggregate, and the total allocation, as set forth under the caption "Interest of Management In Certain Transactions", was $210,357, excluding the compensation of the CEO as set forth in the "Summary Compensation Table" below.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In determining the CEO's compensation the Board of Directors of the Company made reference to the 1994 executive compensation survey prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The data presented in the NAREIT survey includes salaries, cash incentives and stock option awards and provides median compensation data (i) for various categories of real estate investment trusts and (ii) based on market capitalization of various real estate investment trusts. The Board of Directors also considered the services rendered and to be rendered by the CEO and further took into account the cost of self-management, including the compensation of the CEO, as compared to the cost of management by an advisory company. In the final analysis the determination of the CEO's compensation was subjective.

    For 1995, the Board determined to compensate the CEO at a base annual salary of $125,000. For 1996 the Compensation Committee approved base annual compensation for the CEO of $132,500. The base annual compensation for both 1995 and 1996 is well below the median base salary for all REITS as reported in the NAREIT survey. The Compensation Committee also awarded the CEO a bonus of $25,000 applicable to 1995, which bonus takes into account the CEO's performance and responsibilities in 1995 and the Company's performance in 1995. The 1995 bonus was authorized by the Compensation Committee at a meeting held on March 22, 1996, after issuance of the Company's financial statements for 1995.

COMPENSATION OVERVIEW

    The Compensation Committee has determined that the annual compensation of executive officers (presently only the Chief Executive Officer is being compensated directly by the Company) will be composed of two elements: (i) an annual base salary and annual bonus; and (ii) a long term component made up of stock options.

ANNUAL COMPONENT: BASE SALARY AND BONUS

    Base salaries will be determined based upon standards and comparables in the real estate investment trust community. To the extent available the Compensation Committee will review the most recent executive compensation survey prepared by NAREIT which will be used for guidance purposes, but will not be the sole determining factor. The determination by the Compensation Committee of base compensation will be subjective in nature and will not be based on any structured formula. In determining compensation, in addition to looking carefully at compensation arrangements in the industry, the Committee will take into account the diligence and expertise which the executive officer demonstrates in managing the business of the Company. Among other things the Compensation Committee will examine the improvement in gross revenues, operating income, funds from operations, cash distributions paid to common shareholders and the market price of the Company's common stock. None of these factors individually will be determinative, but the Compensation Committee will examine all of these measures to arrive at the base annual compensation of the executive officers.

    With respect to annual bonus, again, the determination by the Compensation Committee will be subjective in nature and will not be based upon any structured plan or formula. The Committee will analyze the Company's progress and success in each year taking into consideration, among other things, revenues, net income, funds from operations, cash distributions to common shareholders and market price and will determine the appropriateness and amount of a bonus, if any.

LONG TERM COMPENSATION: STOCK OPTIONS

    Stock options will be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the Company's shares of common stock over a specified number of years. Under the presently existing stock option plan of the Company, options are granted at an exercise price equal to the fair market value of the common stock of the Company on the date of grant and are exercisable over a number of years (generally five to six), in increments ranging between 20% to 25% per year on a cumulative basis. Stock options are the only form of long term incentive currently used by the Company.

    No additional options were granted in 1995. Since the Compensation committee believes that the grant of options is a valuable tool in providing incentive for the creation of shareholder value, it will consider the grant of options to executive officers in 1996 and will also consider increasing the number of shares included in the Company's stock option program.

                                          Respectfully submitted,

                                          Board of Directors

                                          Joseph A. Amato

                                          Charles Biederman

                                          Fredric H. Gould

                                          Arthur Hurand

                                          Marshall Rose

                           SUMMARY COMPENSATION TABLE

    The following summary compensation table includes information with respect to compensation paid and accrued by the Company for services rendered in all capacities to the Company during the fiscal year ended December 31, 1995 for the Chief Executive Officer of the Company. The Company did not pay compensation to executive officers prior to 1995 and no executive officer of the Company other than the Chief Executive Officer received annual compensation in 1995 in excess of $100,000.

                                                                               LONG TERM COMPENSATION
                                                                         -----------------------------------
                                                                           AWARDS            PAYOUTS
                          ANNUAL COMPENSATION                            -----------  ----------------------
NAME AND PRINCIPAL  --------------------------------    OTHER ANNUAL     RESTRICTED    OPTIONS/      LTIP        ALL OTHER
     POSITION         YEAR      SALARY      BONUS     COMPENSATION (1)   STOCK AWARD    SARS(#)     PAYOUT    COMPENSATION(3)
- ------------------  ---------  ---------  ----------  -----------------  -----------  -----------  ---------  ----------------
Matthew Gould,        1995     $ 125,000  $   25,000(2)        --            --           --          --         $    8,789
 President and
 Chief Executive
 Officer

- ------------------------------
(1) The only type of Other Annual Compensation for the Chief Executive Officer was reimbursement to REIT Management Corp., an affiliated entity, for an allocated portion of pension expense paid for the Chief Executive Officer. (See footnote 3 below).
(2) This bonus was awarded by the Compensation Committee subsequent to completion of the 1995 financial statements and accordingly the $25,000 was not paid or accrued in 1995.
(3) Represents the amount reimbursed by the Company to an affiliated entity for an allocated portion of the pension expense paid for the Chief Executive Officer.

STOCK OPTION PLAN

    The Company's directors adopted a stock option plan on October 16, 1989 and shareholders approved the plan on June 4, 1990. Options are granted at per share exercise prices at least equal to the fair market value on the date of grant. The Plan does not provide for stock appreciation rights. No options were granted in 1995.

    The following table sets forth information with respect to the exercise of stock options by the Company's Chairman of the Board, Vice Chairman of the Board and President and Chief Executive Officer in 1995 and the number and value of unexercised options held by each of them at December 31, 1995.

       STOCK OPTIONS EXERCISED AND FISCAL YEAR END OPTION VALUES IN 1995

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL YEAR      IN-THE-MONEY OPTIONS AT
                                                                       END                 FISCAL YEAR END (2)
                           SHARES ACQUIRED      VALUE       -------------------------   --------------------------
          NAME               ON EXERCISE     REALIZED (1)   EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  ---------------   ------------   ---------   -------------   -----------   ------------
Fredric H. Gould.........           0           $     0        4,500        4,500         $16,875         $16,875
Marshall Rose............       1,500             4,688            0        1,500              0            5,625
Matthew Gould............       3,250            10,156            0        3,250              0           12,188

- ------------------------
(1) Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(2) Value of unexercised options is the aggregate market value of the underlying shares (based on the closing price on December 31, 1995, which was $12 7/8 per share) less the aggregate exercise price for such shares.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the performance of the Company's Common Stock with the Standard & Poor's 500 Stock Index and two peer group indices consisting of publicly traded hybrid REIT's and publicly traded equity REIT's prepared by the National Association of Real Estate Investment Trusts. The performance by the publicly traded equity REIT's was not included in last year's proxy statement. It is included herein because, in management's judgment, the business of the Company in 1995 was directed to a significant extent to the ownership of real property. The graph assumes $100 was invested on January 1, 1991 in the Company's Common Stock, the S&P 500 Index and the peer group indices and assumes the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ONE LIBERTY PROPERTIES, INC.      S & P 500     NAREIT HYBRID       NAREIT EQUITY
Dec-90                                    100          100                 100                100
Dec-91                                    150          130                 139                136
Dec-92                                    184          140                 162                155
Dec-93                                    251          155                 197                186
Dec-94                                    260          157                 204                192
Dec-95                                    351          215                 251                221

                                                                                  CUMULATIVE TOTAL RETURN
                                                        ----------------------------------------------------------------------------
                                                           12/90        12/91        12/92        12/93        12/94        12/95
                                                           -----        -----        -----        -----        -----        -----
One Liberty Properties, Inc. .........................         100          150          184          251          260          351
S & P 500 ............................................         100          130          140          155          157          215
Nareit Hybrid REIT....................................         100          139          162          197          204          251
Nareit Equity REIT....................................         100          136          155          186          192          221

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    The Company and related entities, including Gould, occupy common office space and use certain personnel in common. In 1995 $210,357 of common general and administrative expenses, including rent, telecommunication services, bookkeeping, secretarial and other clerical services and legal and accounting services, were allocated to the Company. This amount includes $28,725, $32,869 and $19,101, allocated to the Company for legal services and accounting services performed by Simeon Brinberg and Mark H. Lundy and David W. Kalish, respectively. Messrs. Brinberg, Lundy and Kalish, who receive remuneration or payment of fees directly from Gould and related entities, are also executive officers of the Company. Further, Fredric H. Gould and Marshall Rose, Chairman and Vice Chairman, respectively, of the Company, are general partners of Gould and executive officers of the corporate managing general partner of Gould, and Matthew Gould, President of the Company, Jeffrey Gould, Nathan Kupin, David W. Kalish, Simeon Brinberg and Mark Lundy, officers of the Company are officers of the corporate managing general partner of Gould. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity.

    In January 1992, the Company made a first mortgage loan to Gould in the amount of $1,200,000. In 1995, the mortgage note carried interest of 10% per annum, with minimum amortization of $5,000 per month. The note, which matured in January, 1995 was extended to January 31, 1997 at an interest rate of 11%. This mortgage receivable is secured by the commercial space and four cooperative apartments located on East 86th Street, in Manhattan, N.Y. The largest aggregate amount outstanding on this indebtedness during 1995 was $920,000. The unpaid balance at December 31, 1995 is $860,000. The loan was repaid in full in March, 1996. The interest income on this mortgage loan amounted to $96,863 for the year ended 1995. On the date this transaction was entered into by the Company with Gould and when it was extended it was management's judgment that the loan was well secured and provided a yield at least as favorable as could have been obtained from an unrelated third party. The President of the Company, who is also an officer of the managing general partner of Gould, presented this opportunity to the Board, which unanimously approved the transaction.

    On February 26, 1993 the Company purchased from an unrelated entity 28.9% of a 16.67% portion of an indebtedness due to various institutions by BRT Realty Trust ("BRT"). Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT, Marshall Rose, Vice Chairman of the Board of the Company is a trustee of BRT and Matthew Gould, President of the Company, is a Vice President of BRT. In addition, Arthur Hurand is a director of the Company and a trustee of BRT, Israel Rosenzweig and Nathan Kupin, Vice Presidents of the Company, are trustees of BRT and Jeffrey Gould, David W. Kalish, Simeon Brinberg and Mark H. Lundy executive officers of the Company are executive officers of BRT. The Company paid $3,215,142 for a $4,626,720 share of the principal amount of such indebtedness. The Company paid the same price (i.e., received the same discount) for its portion of the indebtedness as the unrelated entity paid. The debt was bought by the unrelated entity from the Federal Deposit Insurance Corporation ("FDIC") in a competitive public auction. The principal earns interest at prime plus one percent and requires certain minimum principal payments through its maturity date of June 30, 1997. The largest aggregate amount outstanding was $3,033,774 during 1995. At December 31, 1995 the Company's portion of this indebtedness had been reduced to $760,633. Interest income, including amortization of the discount of $693,519, amounted to $886,503 for the year ended 1995. This opportunity was brought to the attention of the Company by the officers of BRT because of the beneficial yield to maturity on this investment. The purchase of this indebtedness was approved by the independent directors of the Company.

    On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300, a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which Gould is the general partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1995 its principal balance has been reduced to approximately $8,817,000. The largest aggregate amount outstanding on this indebtedness during 1995 was

$9,224,442. Interest income, including amortization of the discount of $319,500, amounted to $861,750 for the year ended 1995. The opportunity to bid for this mortgage was brought to the Company's attention by Fredric H. Gould, an executive officer of the Company and a general partner and executive officer of the managing general partner of Gould. The Company determined the amount of its bid after exploring its ability to obtain financing and then examining the yield to maturity (approximately 14.5% per annum) and the risk. This transaction was approved by the independent directors of the Company. The building which secures the first mortgage and the wrap mortgage is leased to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building.

    In January, 1995 the Company acquired, in a single transaction, sixteen net leased properties (including thirteen retail locations leased to Total Petroleum, Inc.) and a mortgage receivable from Gould. The properties are all net leased on a long term basis to unrelated third parties. The consideration paid for the properties was comprised of (i) the extinguishment of a $6,850,000 mortgage loan which the Company held on the thirteen Total Petroleum properties, and (ii) 1,030,000 restricted convertible preferred shares of BRT Realty Trust and 173,719 beneficial shares of BRT Realty Trust owned by the Company. The closing price of the BRT beneficial shares on the New York Stock Exchange on the date the transaction was consummated was $3 5/8. The preferred shares do not trade publicly. The transaction was proposed by the Company's executive officers (who are also partners of Gould and executive officers of Gould's managing general partner) and was approved by the Company's Board of Directors, including the independent directors. The Company's Board of Directors received, prior to and as a condition to the consummation of the transaction, a valuation analysis on the sixteen properties and an opinion from an independent investment banker to the effect that the transaction was fair to the Company from a financial point of view. The Company did not recognize a gain or a loss on this transaction, but recorded the assets acquired at the carrying amount of the assets exchanged, plus transaction costs, resulting in a reclassification from investments in BRT and mortgages receivable to real estate investments, at cost.

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors of the Company selected the firm of Ernst & Young LLP, successor to Kenneth Leventhal & Company, as independent certified public accountants to audit the books, records and accounts of the Company for the year ending December 31, 1996. Kenneth Leventhal & Company and its successor, Ernst & Young LLP, has acted as the Company's independent certified public accountants since October 1989. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions of the Company's stockholders.

    If the Company's stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent certified public accountants will be made by the Company's Board of Directors.

                               PROXY SOLICITATION

    All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company, in person or by telephone, telegram or other means of communication. None of such directors, officers and employees will be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

    Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of Common Stock and Preferred Stock held of record by such custodians, nominees and fiduciaries, and for release to the Company of information regarding beneficial ownership of shares held of record by such custodians, nominees, and fiduciaries so that the Company may forward proxy solicitation materials directly to such beneficial owners. In each such case, the Company, upon request, will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection with such arrangements.

                             STOCKHOLDER PROPOSALS

    Stockholders desiring to submit a proposal to the stockholders of the Company for inclusion in the proxy materials of the Company's Board of Directors for the Annual Meeting of Stockholders anticipated to be held in June 1997, must submit such proposal in writing no later than February 6, 1997, to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021. The Company reserves the right to omit any proposal from its proxy materials which the Company is not required under applicable laws and rules to include therein.

                                 ANNUAL REPORT

    The Annual Report for the year ended December 31, 1995 is being furnished to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available to any stockholder of the Company upon written request directed to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 will be supplied to stockholders without charge upon written request similarly directed.

PROXY                     ONE LIBERTY PROPERTIES, INC.                   PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                PREFERRED STOCK
               PROXY FOR THE MEETING OF STOCKHOLDERS JUNE 7, 1996.



The undersigned hereby appoints Fredric H. Gould, Matthew J. Gould and Mark
H. Lundy, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of $16.50 cumulative convertible preferred stock of One Liberty Properties, Inc. held of record by the undersigned on April 15, 1996, at the Annual Meeting of Stockholders to be held on Friday June 7, 1996, at 9:00 A.M. New York time, at One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York and at any adjournment thereof.




                        (To be Signed on Reverse Side)

                            __                                           |
/X/ PLEASE MARK YOUR       |                                             |___
    VOTES AS IN THIS
    EXAMPLE.




                               FOR
                               the       WITHHOLD AUTHORITY
                             nominee     to vote for nominee
1.ELECTION OF                 |   |           |    |
   NOMINEES:
   Marshall Rose and
   Charles Biederman
   As Class 2 Directors

                                                       FOR    AGAINST   ABSTAIN
2.To Ratify the selection of Ernst & Young LLP        |   |    |   |     |   |
   as the Company's Independent Certified Public
   Accountants for the year ending December 31, 1996.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF THE NOMINEES
AND THE APPOINTMENT OF ERNST & YOUNG LLP.




SIGNATURE ________________ DATE ______   SIGNATURE ________________ DATE ______

NOTE: When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                     ONE LIBERTY PROPERTIES, INC.                   PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 COMMON STOCK
               PROXY FOR THE MEETING OF STOCKHOLDERS JUNE 7, 1996.



The undersigned hereby appoints Fredric H. Gould, Matthew J. Gould and Mark H. Lundy, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of One Liberty Properties, Inc. held of record by the undersigned on April 15, 1996, at the Annual Meeting of Stockholders to be held on Friday June 7, 1996, at 9:00 A.M. New York time, at One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York and at any adjournment thereof.




                        (To be Signed on Reverse Side)

                            __                                           |
/X/ PLEASE MARK YOUR       |                                             |___
    VOTES AS IN THIS
    EXAMPLE.




                               FOR
                               the       WITHHOLD AUTHORITY
                             nominee     to vote for nominee
1. ELECTION OF                |   |           |    |
   NOMINEES:
   Marshall Rose and
   Charles Biederman
   As Class 2 Directors

                                                       FOR    AGAINST   ABSTAIN
2.To Ratify the selection of Ernst & Young LLP        |   |    |   |     |   |
   as the Company's Independent Certified Public
   Accountants for the year ending December 31, 1996.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF THE NOMINEES
AND THE APPOINTMENT OF ERNST & YOUNG LLP.




SIGNATURE ________________ DATE ______   SIGNATURE ________________ DATE ______

NOTE: When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.